UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

LoJack Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Letter to Shareholders

June 1, 2015

Dear Fellow Shareholder:

We have previously sent to you proxy material for LoJack Corporation’s Annual Meeting of Shareholders to be held on June 15, 2015. Your Board of Directors recommends that shareholders vote FOR all of the nominees for director in Proposal 1 and FOR Proposals 2 and 3.

Your vote is important, no matter how many or how few shares you may own. To ensure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,
Randy L. Ortiz
President and
Chief Executive Officer

REMEMBER:
You can vote your shares by telephone, or via the Internet. Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED TOLL-FREE, at 1-888-750-5834.

Additional Information
LoJack Corporation has retained Innisfree M&A Incorporated to act as a proxy solicitor in conjunction with the Annual Meeting. Innisfree may assist us in soliciting proxies by mail, telephone and other means. We anticipate paying Innisfree a fee of $15,000 plus reasonable out-of-pocket expenses for proxy solicitation services.